Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 2, 2012 relating to the consolidated financial statements of Urban Outfitters, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Urban Outfitters, Inc. for the year ended January 31, 2012.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

September 13, 2012